UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Fair Isaac Corporation (the “Company”) has access to an unsecured revolving credit facility pursuant to its Amended and Restated Credit Agreement, dated July 23, 2007 (the “Credit Agreement”), with Wells Fargo Bank, N.A., as administrative agent, various other banks, and the lenders party thereto from time to time. The Credit Agreement permits the Company to elect to reduce the size of the facility by providing notice to the administrative agent.
     On January 14, 2011, the Company provided notice reducing the size of the facility (including the maximum amount the Company may borrow at any time, and the aggregate commitment of the lenders) from $600 million to $200 million. The reduction is effective January 20, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Michael J. Pung
Michael J. Pung
Senior Vice President and Chief Financial Officer

Date: January 20, 2011

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